                                                                     EXHIBIT 4.1

                          NONQUALIFIED OPTION AGREEMENT


         THIS NONQUALIFIED OPTION AGREEMENT (the "Agreement"), made as of December 31, 1998, between PLATINUM SOFTWARE CORPORATION, a Delaware corporation (hereinafter referred to as the "Company"), and Stuart W. Clifton, an employee of the Company, its parent or one or more of its subsidiaries (the "Optionee"), is made with reference to the following facts:

                                 R E C I T A L S

         A. Optionee is employed with the Company or a consultant to the Company and is a valued and key employee of or a consultant to the Company.

         B. The Company, Zoo Acquisition Corp. ("Merger Sub"), and DataWorks Corporation entered into an Agreement and Plan of Reorganization dated as of October 13, 1998 ("Merger Agreement"), pursuant to which DataWorks will become a wholly owned subsidiary of the Company ("Merger").

         C. Concurrent with the closing of the Merger, the Company desires to employ the Optionee and the Company and the Optionee have entered into an employment agreement ("Employment Agreement").

         D. The Company and the Optionee acknowledge that the option grant represented by this Agreement is an inducement essential to Optionee entering into employment with the Company.


         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants hereinafter set forth, and for good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

         1. GRANT OF OPTION.

         The Company hereby irrevocably grants to the Optionee the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of 375,000 Shares (such number being subject to adjustment as provided in Paragraph 7 hereof) on the terms and conditions herein set forth. The Option granted herein is a "nonqualified option" and is not subject to the provisions of Section 422A of the Internal Revenue Code of 1986, as amended.

         2. PURCHASE PRICE.

         The purchase price of the Shares covered by the Option shall be $12.8125 per share (the "Exercise Price"), representing one hundred percent (100%) of the fair market value of the shares as determined pursuant to Section 5 of the Plan as of the date hereof.

         3. TERM OF OPTION.

         The term of the Option shall commence on the date hereof and all rights to purchase shares hereunder shall cease at 11:59 p.m. on the day before the tenth (10th) anniversary of the date hereof, subject to earlier termination as provided herein. Except as may otherwise be provided in this Agreement, options granted hereunder may be cumulative and exercised as follows:

         (i) From and after the date hereof (the "Vesting Commencement Date") and until one year from the Vesting Commencement Date, the Option may not be exercised as to any of the Shares subject to the Option.

         (ii) During the period commencing one year from the Vesting Commencement Date, the Option may be exercised for one-third (1/3) of the Shares subject to the Option, and, thereafter, on each succeeding anniversary of the Vesting Commencement Date, the Option may be exercised for an additional one-third (1/3) of the Shares subject to the Option, such that on and after three (3) years from the Vesting Commencement Date, the Option may be exercised as to all of the Shares subject to the Option.

         The purchase price of the Shares as to which the Option shall be exercised shall be paid in full at the time of exercise, as provided in Paragraph 9 below. Except as provided in Paragraph 5 hereof, the Option may not be exercised at any time unless the Optionee shall have been continuously, from the date hereof to the date of the exercise of the Option, a Service Provider to the Company. The holder of the Option shall not have any of the rights of a shareholder with respect to the Shares covered by the Option as to any Shares of Common Stock not actually issued and delivered to Optionee.

         4. NONTRANSFERABILITY.

         The Option shall not be transferable other than by will or the laws of descent and distribution or with the prior written consent of the Plan Administrator, and the Option may be exercised, during the lifetime of the Optionee, only by Optionee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided in Paragraph 6 hereof), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         5. TERMINATION OF OPTION.

         Except as provided below in this Section, this Option shall terminate on the date Optionee ceases to be a Service Provider for the Company or ceases to be deemed to be considered a service provider as provided in Section 5.3 of the Employment Agreement (the "Termination Date"). Optionee shall be considered to be a Service Provider to the Company for all purposes under this Agreement if either: (i) the Board of Directors or Administrator of the Plan determines that Optionee is rendering or available to render substantial services as a part-time employee, consultant, contractor or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company; or (ii) Optionee is deemed to be considered a service provider pursuant to Section 5.3 of the Employment Agreement. A leave of absence (regardless of the reason therefor) shall be deemed to constitute the cessation of Service Provider status as of the commencement date of the leave, unless such leave is authorized by the Company in writing and the Optionee recommences providing services prior to the expiration date of such leave. Accordingly, the Optionee shall receive credit as a Service Provider to the Company during a leave of absence only if the leave is authorized by the Company and the Optionee recommences providing services on or prior to the expiration date of the leave.

         (a) TERMINATION GENERALLY. In the event Optionee ceases to be a Service Provider to the Company for any reason except death or disability, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee within three (3) months after the Termination Date, but in no event later than the Expiration Date.

         (b) DEATH OR DISABILITY. In the event Optionee ceases to be a Service Provider to the Company because of the death of Optionee or the disability of Optionee within the meaning of Section 22(e)(3) of the Code, this Option shall continue to vest for the remainder of the Consulting Period (as defined in the Employment Agreement) and may be exercised by Optionee (or Optionee's legal representative) within one year after the expiration of the Consulting Period (as defined in the Employment Agreement), but in no event later than the Expiration Date.

         6. OTHER TERMINATIONS OR EXPIRATIONS.

         (a) In addition to any other event causing an expiration or termination of this Option, this Option shall expire and all rights to purchase Shares shall cease (to the extent not theretofore terminated or expired as herein provided) upon the effective date of a Change of Control. To the extent applicable, based upon the event causing a Change of Control, the Company shall give written notice to the Optionee of the proposed Change of Control not less than thirty
(30) days prior to the anticipated effective date of the Change of Control. The Option shall be accelerated and, concurrent with the effective date of the Change of Control, the Optionee shall have the right to either (i) exercise the Option in respect to any or all of the Shares then subject thereto, or (ii) exchange this Option for cash in an amount equal to the number of Shares which as of the effective date of the Change of Control may be acquired upon the exercise of the Option, multiplied by the difference between (1) the fair market value of the consideration to be paid per Share in connection with the Change of Control as determined by the Board of Directors, which determination shall be final and binding on Optionee, and (2) The Exercise Price. Such cash payment shall be paid within thirty (30) days following the consummation of the Change of Control. Neither the approval of the Board or the Committee shall be required in connection with such election and the cash distribution.

         (b) For the purposes of this Agreement, the term "Change of Control" shall mean the occurrence of any of the following:

                  (i) Any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, a Company subsidiary, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (or a successor to the Company) representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company or such successor; or

                  (ii) At least a majority of the directors of the Company constitute persons who were not at the time of their first election to the Board, candidates proposed by a majority of the Board of Directors in office prior to the time of such first election; or

                  (iii) A merger or consolidation in which the Company is not the surviving entity, except for a transaction, the principal purpose of which is to change the state in which the Company is incorporated; or

                  (iv) A sale, transfer or other disposition of assets involving fifty percent (50%) or more in value of the assets of the Company; or

                  (v) The dissolution of the Company, or liquidation of more than fifty percent (50%) in value of the Company; or

                  (vi) Any reverse merger in which the Company is a surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such reverse merger.

         7. ADJUSTMENTS.

         The number and class of shares subject to this Option, and the purchase price per share (but not the total purchase price), and the minimum number of shares as to which this Option may be exercised at any one time, shall all be proportionately adjusted in the event of any change or increase or decrease in the number of issued shares of Common Stock in the Company, without receipt of consideration by the Company, which result from a split-up or consolidation of shares, payment of a share dividend (in excess of two percent (2%)), a recapitalization, combination of shares or other like capital adjustment, so that, upon exercise of this Option, the Optionee shall receive the number and class of shares Optionee would have received had Optionee been the holder of the number of shares of Common Stock in the Company, for which this Option is being exercised, on the date of such change or increase or decrease in the number of issued shares of Common Stock in the Company. Adjustments under this paragraph shall be made by the Board of Directors whose determination with respect thereto shall be final and conclusive. No fractional share shall be issued under this Option or upon any such adjustment.

         8. NOTICE.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, by United States certified or registered mail, prepaid, to the parties or their assignees at the addresses set forth opposite their signatures below (or such other address as shall be given in writing by either party to the other).

         9. METHOD OF EXERCISING OPTION.

         Subject to the terms and conditions of this Option Agreement, this Option may be exercised by written notice to the Company, at its principal office in the State of California, which presently is located at 195 Technology Drive, Irvine, California 92618-2402. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment in (i) cash, certified check, bank draft; (ii) (subject to the limitations and with the prior approval required under Paragraph 3 above) certificates for shares of the Common Stock of the Company; or (iii) (subject to the limitations and with the terms and provisions specified pursuant to Paragraph 3 above) with the prior written consent and approval of the Company, by the execution and delivery of Optionee's promissory note in the principal amount of the exercise price, with such term, interest rate and other terms and provisions, including, without limitation, requiring the Shares acquired upon exercise to be pledged to the Company to secure payment of the note, as the Board of Directors may specify, equal to at the time of exercise, in the aggregate, the full purchase price of such shares, (iv) by cancellation of indebtedness of the Company to Optionee, (v) by waiver of compensation due or accrued to Optionee for services rendered, (vi) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD" Dealer) whereby the Optionee irrevocably elects to exercise his Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company, (vii) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and NASD Dealer whereby the Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company, or (viii) any combination of (i), (ii), (iii), (iv), (v), (vi) or (vii) above, and the Company shall deliver a certificate or certificates representing the Shares subject to such exercise as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons other than the Optionee in accordance with the terms hereof, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable. The holder of this Option shall not be entitled to the privileges of share ownership as to any shares of Common Stock not actually issued and delivered to Optionee. Until and unless the Plan and the issuance of securities thereunder shall have been registered under the Securities Act of 1933, as amended (the "Securities Act"), the Optionee hereby certifies that all shares of Common Stock in the Company purchased or to be purchased by Optionee pursuant to the exercise of this Option are being or are to be acquired by Optionee for investment and not with a view to the distribution thereof.

         10. NO AGREEMENT TO EMPLOY.

         Nothing in this Agreement shall be construed to constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company to employ or retain Optionee for any specific period of time. This Agreement is being entered into pursuant to the terms of that certain employment agreement between the Company and the Optionee.

         11. MARKET STANDOFF AGREEMENT.

         Optionee agrees in connection with any underwritten registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Optionee will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed 90 days) from the effective date of such registration as the Company or the underwriters may specify.

         12. STOP-TRANSFER NOTICES.

         Optionee understands and agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

         13. GENERAL.

         The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations, which, in the opinion of counsel for the Company, shall be applicable thereto.

         IN WITNESS WHEREOF, the Company has caused this Nonqualified Option Agreement to be duly executed by its officers thereunto duly authorized, and the Optionee has hereunto set his hand, all as of the day and year first above written.


                                             COMPANY:

                                             PLATINUM SOFTWARE CORPORATION
Address:

195 Technology Drive
Irvine, CA  92618-2402                       By: /s/ Perry J. Tarnofsky
                                                 -------------------------------


                                             OPTIONEE:
Address:

______________________________

______________________________

                                             /s/ Stuart W. Clifton
                                             -----------------------------------
                                             Stuart W. Clifton


                                     II-12